UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 2, 2019
OBALON THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-37897	20-1828101
(Commission File Number)	(IRS Employer Identification No.)

5421 Avenida Encinas, Suite F Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)
(844) 362-2566
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02	Results of Operations and Financial Condition.
On April 2, 2019, Obalon Therapeutics, Inc. (the “Company”) issued a press release announcing an organizational restructuring. As part of that announcement, the Company noted that it expects the restructuring to reduce operating expenses in the second quarter of 2019 by approximately 35%, after estimated one-time charges of approximately $1.0 million, when compared to the first quarter of 2019. The Company expects to recognize the majority of these charges in the second quarter of 2019.
The Company also stated that it expects to end the first quarter of 2019 with approximately $24.7 million in cash and cash equivalents and total indebtedness of $20 million under its loan and security agreement. As previously disclosed, the terms of the loan and security agreement require the Company to maintain a cash balance in its accounts with the lender in an amount equal to or greater than the outstanding indebtedness.
The information furnished with Item 2.02 of this report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Exchange Act or under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 2.05	Costs Associated with Exit or Disposal Activities.
On April 2, 2019, the Company notified approximately 49 employees whose employment will be terminated, or approximately 50% of its workforce, with the intent to refocus activities, streamline operations and make more efficient use of cash. The Company estimates it will incur pre-tax cash charges of approximately $1.0 million for severance pay expenses and related cash expenditures. The Company expects to recognize the majority of these charges in the second quarter of 2019. The Company expects to substantially complete the organizational restructuring by June 30, 2019.
The charges that the Company expects to incur in connection with the organizational restructuring are subject to a number of assumptions, and actual results may differ materially. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the organizational restructuring.

Item 8.01	Other Events.
In connection with the organizational restructuring discussed in Items 2.02 and 2.05, the Company announced that it intended to transition to a new selling model. The new selling model will focus on more centralized customer support and marketing programs intended to drive higher levels of engagement, and may include pilot programs that can be more efficiently scaled if successful, including: the establishment of an Obalon Balloon Retail Center; a new program rewarding top-performing accounts for increasing focus on and investment in Obalon; and initiatives for use by other medical weight loss specialties. This new selling model is in the early stages of development and may not be effective in driving market development and revenue.
Cautionary note regarding forward-looking statements
The Items discussed in this Current Report on Form 8-K and the exhibits thereto contain forward-looking statements. All statements other than statements of historical fact are “forward-looking statements” for purposes of this Current Report on

Form 8-K. These forward-looking statements may include, but are not limited to, statements regarding the Company’s future results of operations and financial position, business strategy, market size, potential growth opportunities, timing and results of preclinical and clinical development activities, and potential regulatory approval and commercialization of products and product candidates. In some cases, forward looking-statements may be identified by terminology such as “believe,” “may,” “will,” “should,” “predict,” “goal,” “strategy,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect,” “seek” and similar expressions and variations thereof. These words are intended to identify forward-looking statements.
The Company has based these forward-looking statements largely on its current expectations and projections about future events and trends that the Company believes may affect its financial condition, results of operations, business strategy, research and development, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described herein and in the “Risk Factors” section and elsewhere in Company’s Annual Report on Form 10-K for the year ended December 31, 2018. Moreover, the Company operates in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for the Company’s management to predict all risks, nor can the Company assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements it may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this Current Report on Form 8-K may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.
The Company undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this report to conform these statements to actual results or to changes in our expectations, except as required by law.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OBALON THERAPEUTICS, INC.

Date: April 3, 2019	By:	/s/ William Plovanic
William Plovanic
Chief Financial Officer